EXHIBIT 3(ii)

                             BY-LAWS

                               of

              ALCOA INTERNATIONAL HOLDINGS COMPANY



                            ARTICLE I

                       GENERAL PROVISIONS


     Section 1. Offices. The registered office of the company shall be at 1209 Orange Street, Wilmington, Delaware 19801.

     The company may also have offices at such other locations as the business of the company may require.

     Section 2. Seal. The company shall have a corporate seal in such form as the board of director shall from time to time approve.

     Section 3. Fiscal Year. The fiscal year of the company shall end on the 31st day of December.

     Section 4. Stock Certificates. Stock certificates shall be in such form as the board of directors shall from time to time approve. Each certificate shall be signed by the president or a vice president and by the treasurer or secretary, and shall be sealed with the corporate seal.

                           ARTICLE II

                      STOCKHOLDERS' MEETING

     Section 1. Place of Meetings. Meetings of the stockholders of the company shall be held at the principal office of the company or at such other place as may be designated in the notice of the meeting or duly executed waivers of notice thereof.

     Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on the third Thursday in April of each year at 10:00 a.m. local time or on such other day or at such other time as may be designated in the notice of the meeting or duly executed waivers of notice thereof.

     Section 3. Special Meeting. A special meeting of the stockholders may be called by the board of directors of the company.

     Section 4. Notice. Written notice of the time and place of each meeting of the stockholders, and in the case of a special meeting the purpose or purposes thereof, shall be given to each stockholder of record either in person or by mail to the record address of the stockholder, not less than ten nor more than sixty days before the meeting. Such notice shall be given by the president or the secretary.

     Section 5. Chairman of Meeting. All meetings of the stockholders shall be called to order and presided over by the chairman of the board, or in the absence of the chairman of the board, by the president, or in the absence of both, by the vice president present having the most seniority in that position, or if none of these be present, by a chairman elected by the stockholders present.

     Section 6. Quorum. The holders of a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If at any meeting a quorum shall not be present, a majority vote of the shares represented may adjourn the meeting from time to time for up to 30 days until a quorum shall be present.

     Section 7. Voting. Each question shall be decided by the vote of a majority of the shares represented at any duly organized meeting of the stockholders and entitled to vote on such question, unless otherwise specially provided by law.

                           ARTICLE II

                       BOARD OF DIRECTORS

     Section 1. Number. Until the number of the directors has been increased or decreased as hereinafter provided, the number of the directors shall be four. The board of directors is hereby authorized to increase or decrease the number of the directors, from time to time, without a vote of the stockholders, provided however that such number shall not be less than three nor more than twelve. Notwithstanding the foregoing, upon any annual election by the stockholders of a number of directors different than that in effect immediately prior to such election, the number of the directors shall automatically be increased or decreased to the number so elected.

     Section 2. General Powers. The board of directors shall have power in general to manage the business and affairs of the company consistent with the law, the Certificate of Incorporation of the company and these by-laws, and may from time to time adopt such regulations regarding the powers, duties and compensation of the respective officers, assistant officers and agents and the conduct of the company's business as the board may deem proper and expedient.

     Section 3. Election. At each annual meeting of the stockholders, the stockholders shall elect directors each of whom shall hold office until the next annual meeting of the stockholders and until the successors to such director shall have been elected and qualified, except in the case of earlier death, resignation or removal.

     Section 4. Vacancies. Any vacancies in the board of directors, including those resulting form an increase in the number of directors, may be filled by the remaining directors, though less than a quorum.

     Section 5. Annual Meeting. The board of directors shall without notice meet each year upon adjournment of the annual meeting of the stockholders, or at such other time or place as shall be designated in a notice given to all nominees for director, for the purposes of organization, election of officers and consideration of any other business that may properly be brought before the meeting.

     Section 6. Special Meeting. Special meetings of the board of directors may be called by the chairman of the board, the president, the secretary or any two directors.

     Section 7. Quorum. A majority of the directors in officer shall be necessary to constitute a quorum for the transaction of business at a meeting of the board of directors, provided that at least one-third of the total number of directors shall be necessary to constitute a quorum. If at any meeting a quorum shall not be present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.

     Section 8. Voting. The acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

     Section 9. Committee Meetings. A majority of the members of any committee of the board of directors shall constitute a quorum for the transaction of business by such committee, and the acts of a majority of the committee members present at a meeting at which a quorum is present shall be the acts of the committee; provided, however, that in the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     Section 10. Participation by Conference Telephone. One or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                           ARTICLE IV

                   GENERAL MEETING PROVISIONS

     Section 1. Waiver of Notice. A written waiver of notice of a meeting, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice thereof. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2. Director Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed by the secretary with the minutes of proceedings of the board or committee.

     Section 3. Stockholder Action by Written Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to the stockholders who have not consented in writing.

                            ARTICLE V

                            OFFICERS

     Section 1. Election. The board of directors at its annual meeting shall elect a president, a secretary and a treasurer, and may elect a chairman of the board, one or more vice presidents, a controller, and such other officers and assistant officers as the board may deem appropriate. The board of directors may also, from time to time, elect such other officers and assistant officers and appoint such agents as it may deem appropriate.

     Section 2. Term of Office. Each officer and assistant officer shall hold office until the annual meeting of the board of directors following the end of the term of the board by which such officer or assistant officer is elected, except in the case of earlier death, resignation or removal. Any officer or assistant officer may be removed, with or without cause, at any time by the vote of a majority of the members of the board then in office.

     Section 3. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors at which such chairman is present.

     Section 4. President. The president shall, in general, perform all duties incident to the office of president, and shall be a member ex officio of all committees of management appointed by the president. In the absence of the chairman of the board, the president shall preside at meetings of the board of directors.

     Section 5. Vice Presidents. Each vice president shall have such powers and perform such duties as the president may from time to time delegate to such vice president, except as otherwise determined by the board of directors.

     Section 6. Secretary. The secretary will attend meetings of the stockholders and the board of directors, shall keep minutes thereof in suitable books, and shall send out all notices of meetings as required by law or these by-laws. The secretary shall be ex officio an assistant treasurer. The secretary shall, in general, perform all duties incident to the office of secretary.

     Section 7. Treasurer. The treasurer shall receive all money paid to the company and keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. The treasurer shall deposit all money received by him in the name and to the credit of the company in such bank or other place or places of deposit as the board of directors or any officer or assistant officer of the company duly authorized by the board of directors shall designate. The treasurer shall be ex officio an assistant secretary. The treasurer shall, in general, perform all duties incident to the office of treasurer.

     Section 8. Controller. The controller shall be responsible for the implementation of accounting policies and procedures, the installation and supervision of all accounting records, including the preparation and interpretation of financial statements, the compilation of production costs and cost distributions and the taking and valuation of physical inventories. The controller shall also be responsible for the maintenance of adequate records of authorized appropriations and the approval for payment of all checks and vouchers. The controller shall, in general, perform all duties incident to the office of controller.

     Section 9. Assistant Officers. Each assistant officer shall have such powers and perform such duties as may be delegated to such assistant officer by the officer to whom such assistant officer is an assistant or, in the absence or inability to act of such officer, by the officer to whom such officer reports or by the president.

     Section 10. Signing and Endorsing Checks, etc. The treasurer or any assistant treasurer, and any other person or persons who shall be designated by or in accordance with a procedure adopted by the board of directors, shall have the power, in the name and on behalf of the company, (a) to sign checks, voucher and drafts, and (b) to endorse for collection all checks and other negotiable instruments.

                           ARTICLE VI

                         INDEMNIFICATION

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the company or is or was serving at the request of the company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted the company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, witness expenses, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI, the company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the company only (i) if the person seeking indemnification is successful in such proceeding (or part thereof) for which indemnification is claimed or (ii) if the indemnification for expenses is included in a settlement of the proceeding or is awarded by a court. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law, By-law, or agreement requires, the payment of such expenses in advance of the final disposition of a proceeding, shall be made only upon delivery to the company of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person seeking indemnification is not entitled to be indemnified under this Article VI or otherwise.

     The company may, by action of its board of directors, provide indemnification to employees and agents of the company with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the company within thirty days after a written claim has been received by the company, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the company. Neither the failure of the company (including its board of directors, legal counsel, or its stockholders) to have a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not me the applicable standard of conduct.

     Section 3. Insurance. The company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the company or another company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 4. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred to in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.
The company may enter into indemnity agreements with directors, officers and other persons which the company may, by action of the board of directors, determine. The right of indemnification provided for herein may not be amended or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to any such amendment or repeal.